UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2014

Civeo Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-36246	46-3831207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 510-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Post-Spin-Off Agreements

On May 27, 2014, in connection with the previously announced spin-off (the “Spin-Off”) of the accommodations business, Civeo Corporation (“Civeo”), of Oil States International, Inc (“Oil States”) through the distribution of all of the shares of Civeo common stock to the holders of Oil States common stock (the “Distribution”), Civeo entered into several agreements with Oil States that govern the Spin-Off and the relationship of the parties following the Spin-Off, including the following:

●	Separation and Distribution Agreement

●	Indemnification and Release Agreement

●	Tax Sharing Agreement

●	Employee Matters Agreement

●	Transition Services Agreement

A summary of certain material features of the agreements can be found in the section entitled “Arrangements Between Oil States and Our Company” in the Information Statement (the “Information Statement”) attached as Exhibit 99.1 to Civeo’s Registration Statement on Form 10, initially filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2013, as amended, and declared effective on May 8, 2014 (the “Registration Statement”), and is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, Indemnification and Release Agreement, Tax Sharing Agreement, Employee Matters Agreement and Transition Services Agreement, attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, each of which is incorporated herein by reference. A copy of the press release issued by Civeo on June 2, 2014 announcing that Civeo had completed the Spin-Off from Oil States is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Civeo Financing Arrangements

On May 28, 2014, Civeo and certain of its subsidiaries entered into (i) a $650.0 million, 5-year revolving credit facility allocated as follows: (A) a $450.0 million senior secured revolving credit facility in favor of Civeo, as borrower, (B) a $100.0 million senior secured revolving credit facility in favor of certain of its Canadian subsidiaries, as borrowers, and (C) a $100.0 million senior secured revolving credit facility in favor of one of its Australian subsidiaries, as borrower; and (ii) a $775.0 million, 5-year U.S. term loan facility in favor of Civeo. Amounts outstanding under the credit facilities bear interest at LIBOR plus a margin of 1.75% to 2.75%, or at a base rate plus a margin of 0.75% to 1.75%, in each case based on a ratio of Civeo’s total leverage to EBITDA (as defined in the credit facilities). As of May 30, 2014, the U.S. term loan facility was fully drawn and there were no borrowings outstanding under the revolving credit facilities.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included under “Post-Spin-Off Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On May 27, 2014, in connection with certain internal restructuring steps implemented in contemplation of the Distribution, Oil States contributed to Civeo all of the assets of the accommodations business of Oil States, which includes all of the outstanding common stock of certain Oil States subsidiaries, which, directly and indirectly, hold all of the ownership interests in those entities through which the accommodations business of Oil States is conducted. In exchange for such ownership interests, Civeo issued shares of its common stock to Oil States, assumed certain liabilities from Oil States and made a special cash distribution of $750.0 million to Oil States on May 28, 2014.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the time the Registration Statement was declared effective on May 8, 2014, the Board of Directors of Civeo (the “Board”) consisted of Douglas E. Swanson, as Chairman of the Board, Bradley J. Dodson, Martin A. Lambert and Gary L. Rosenthal. Effective May 30, 2014, the Board increased the size of the Board from four members to eight members and, to fill the resulting vacancies, appointed Mayank Ashar, Constance B. Moore, Richard A. Navarre and Charles Szalkowski as directors. Messrs. Ashar and Szalkowski have been designated as Class I directors; Ms. Moore and Messrs. Lambert and Navarre have been designated as Class II directors; and Messrs. Swanson, Dodson and Rosenthal have been designated as Class III directors.

The biographies of each of Ms. Moore and Messrs. Navarre and Szalkowksi can be found in the section entitled “Management—Executive Officers and Directors” in the Information Statement. Mr. Ashar served as President of Irving Oil Ltd. from July 2008 until he retired in April 2012. Since his retirement, Mr. Ashar has pursued his personal interests. Previously, Mr. Ashar was employed as Vice President, Refining, Executive Vice President, Oil Sands and Executive Vice President, Strategy and Growth by Suncor Energy from September 1987 to July 2008. Mr. Ashar began his career with Petro Canada in engineering and corporate planning roles. Mr. Ashar is currently a Director of Teck Resources Limited, where he is Chair of the Safety and Sustainability Committee and a member of the Governance, Compensation and Reserves Committees. Mr. Ashar holds a B.A. in Philosophy and Economics, a B.Sc. in Chemical Engineering and an M.B.A. from the University of Toronto. Mr. Ashar’s pertinent experience, qualifications, attributes and skills include the knowledge and experience he has attained from his service as an executive officer of several different oil and gas companies with numerous, disparate responsibilities for nearly thirty years.

Effective May 30, 2014, Mr. Swanson resigned as a member of the Audit Committee, and the Board appointed Messrs. Rosenthal and Ashar to the Compensation Committee and Messrs. Navarre and Szalkowski to the Audit Committee.

The Board has determined that each of Ms. Moore and Messrs. Ashar, Navarre and Szalkowski qualify as independent directors under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange (“NYSE”) and that each of Ms. Moore and Messrs. Navarre and Szalkowski satisfy the financial literacy and other requirements for audit committee members under the rules and regulations of the SEC and applicable NYSE Rules. The Board also determined that each of Ms. Moore and Mr. Navarre are audit committee financial experts under the rules and regulations of the SEC and applicable NYSE Rules.

Effective May 30, 2014, the Board appointed Frank C. Steininger as Senior Vice President, Chief Financial Officer and Treasurer of Civeo and Carolyn J. Stone as Vice President, Controller and Corporate Secretary of Civeo. The biography of Mr. Steininger can be found in the section entitled “Management—Executive Officers and Directors” in the Information Statement. Ms. Stone served as Executive Vice President and Chief Financial Officer of Synagro Technologies Inc from March 2012 to September 2013. From September 2013 until joining Civeo as an independent contractor in April 2014, Ms. Stone pursued her personal interests. Prior to joining Synagro, Ms. Stone was at Dynegy Inc. from November 2001 until March 2012. She served as Senior Vice President and Chief Accounting Officer from July 2011 and Senior Vice President and Treasurer from March 2009 until July 2011. From November 2001 until March 2009, Ms. Stone held positions of increasing responsibility within the accounting department at Dynegy. Prior to joining Dynegy, Ms. Stone served in the accounting and auditing practice at PricewaterhouseCoopers LLP from 1995 to 2001. Ms. Stone received a Bachelor of Business Administration degree and a Master of Professional Accounting degree from the University of Texas. She is a Certified Public Accountant.

Item 8.01	Other Events.

On June 2, 2014, Civeo issued a press release announcing the completion of the Spin-Off. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civeo Corporation

/s/ Bradley J. Dodson
Name:	Bradley J. Dodson
Title:	President and Chief Executive Officer

DATED: June 2, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and between Oil States International, Inc. and Civeo Corporation, dated May 27, 2014.

10.1	Indemnification and Release Agreement by and between Oil States International, Inc. and Civeo Corporation, dated May 27, 2014.

10.2	Tax Sharing Agreement by and between Oil States International, Inc. and Civeo Corporation, dated May 27, 2014.

10.3	Employee Matters Agreement by and between Oil States International, Inc. and Civeo Corporation, dated May 27, 2014.

10.4	Transition Services Agreement by and between Oil States International, Inc. and Civeo Corporation, dated May 27, 2014.

10.5

Syndicated Facility Agreement, dated as of May 28, 2014, among Civeo Corporation, Civeo Canada Inc., Civeo Premium Camp Services Ltd. And Civeo Australia Pty Limited, as Borrowers, the Lenders named therein, Royal Bank of Canada, as Administrative Agent, U.S. Collateral Agent, Canadian Administrative Agent, Canadian Collateral Agent and an Issuing Bank, and RBC Europe Limited, as Australian Administrative Agent, Australian Collateral Agent and an Issuing Bank.

99.1	Press Release, dated June 2, 2014.